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                          FORM OF EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 8th day of November, 1999, between Colonial Direct Financial Group, Inc., a Delaware corporation ("Employer"), and Jeffrey S. Kahn, an individual ("Employee").

         Employer is a corporation which is engaged in the securities and related businesses throughout the United States from its principal office location at 1499 W. Palmetto Park Road, Suite 312, Boca Raton, Florida 33486 (the "Office"). Employer wishes to employ Employee to provide certain services related to employee benefits consulting and administration to Employer and Employee is willing to be employed by Employer to render such services, all in accordance with the terms and conditions specified below and in accordance with the all applicable federal and state statutes, rules and regulations then in effect.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Engagement. Employer does hereby employ and engage Employee as Chief, Executivc Officer of Colonial Direct Financial Group, Inc., a wholly-owned subsidiary of Employer, at 2101 Corporate Boulevard, Suite 220, Boca Raton, Florida ("Office") and as a member of Employer's Board of Directors, and Employee does hereby accept and agree to such employment and engagement. In connection herewith, Employee shall dedicate such time and resources as are commensurate, with his responsibilities, it being acknowledged that the Employee's primary commitment is to the practice of law and his engagement hereunder will be part-time. Employer acknowledges that since the Employee is engaged in the practice of law in performing legal services certain of those services may include services offered by the Employer or its affiliates. Nothing herein, including Sections 6 through 9, shall be construed to limit Employee's right to perform legal and related incidental services, including employee benefit services, or require him to take any action or fail to take any action which he deems would or may be in violation of any professional or other rules applicable to Employee as an attorney.

2. Term. Except as otherwise provided herein, the term of this Agreement shall be for a period of two (2) years from the date of this Agreement (the "Initial Term"), and thereafter automatically shall renew for three successive one-year terms, at the option of Employee, unless earlier terminated as provided for herein.

3. Compensation:

         3.1 Base Salary. Employer shall pay Employee, and Employee agrees to accept from Employer as payment in full for Employee's services hereunder, a base salary of $150,000 per year (the "Base Salary"), payable in accordance with the payroll of Employer during the term of this Agreement. The Base Salary shall be subject to an adjustment twelve months from the date of this Agreement, in Employer's sole discretion, based on, among other things, Employee's contribution to the net profitability of Employer and its subsidiaries.


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         3.2 Additional Compensation. In addition to such Base Salary, Employee shall be entitled to Additional Compensation which shall be based upon Employee's success in introducing new business to Employer, its divisions or subsidiaries with (i) existing clients of Employer or such divisions or subsidiaries; or (ii) third parties introduced thereto by Employee. Such Additional Compensation shall be based on a equal division of net profitability of such new business between Employer, Employee and such division or subsidiary, as appropriate. The Additional Compensation shall be calculated and payable not less than 90 days after the end of Employer's fiscal year or at more frequent intervals if calculated and payable to any other executive of the Employer on a more frequent basis.

         3.3 Stock Options. Employee will be eligible for and be entitled to participate in any stock option program created for the benefit of any of its employees at a comparable executive level as Employee, in such amount as is reasonably determined by Employer's Board of Directors or such committee appointed thereby as is reasonably commensurate with his position and compensation.

4. Vacation. Employee shall be entitled to an annual vacation of six (6) weeks, without loss of compensation. Vacation scheduling shall be made by Employee so as not to materially disrupt the continuity of the business of Employer. Accrued vacation not taken at the end of the year in which days have been accrued automatically will be forfeited.

5. Health and Fringe Benefits. Employee shall be entitled to participate in such health benefits and plans, and other fringe benefits as are made available by Employer (or its affiliates) to its employees at Employee's level on a usual and customary basis.

6. Confidential Information. Employee acknowledges and agrees that he will have access to certain confidential information of the Employer and that such information constitutes valuable, special and unique property of Employer. Subject to Employee's use of information reasonably required in the practice of law and Employee's right to divulge such information to partners, associates and other persons in connection with that practice, Employee further acknowledges and agrees that Employee will not, at any time during or after the term hereof, in any fashion, form, or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation, in any manner whatsoever, the terms and conditions of this Agreement or any information of any kind, nature or description concerning any matters affecting or relating to the business of the Employer ("Confidential Information").

7. Client Information. Except as to such information related to Employee's practice of law to which Employee, his partners and associates shall also be entitled to retain for that purpose, Employee agrees that (i) all client names, addresses, telephone numbers, files, and records (collectively, "Client Records") are and shall remain in the custody and control of Employer, and, except as necessary and permitted for purposes directly related to the operation of the Office or proper client service, or as authorized and required by law or client consent, Employee shall not remove, copy, transfer, or transmit to any person, natural or corporate, any Client Records at any time; and (ii) an actual or attempted violation of any provision of this Section by Employee, either directly or indirectly, shall be grounds for immediate termination of this Agreement.






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         Employee recognizes and agrees that a violation of any of the provisions contained in this Section may cause irreparable damage to Employer, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Employer shall be entitled to an injunction without the necessity of posting bond therefor in order to restrain any further violation of such provisions. Such right to an injunction shall be in addition to, and not in limitation of, any other rights and remedies Employer may have against Employee, including, but not limited to, the recovery of damages. Except as provided herein, the terms and conditions of this Section shall survive termination of this Agreement.

8. Non-Competition Agreement. Subject to Section 1 as it relates to the practice of law, Employee agrees that during the term of this Agreement and for a period of three (3) years thereafter, Employee shall not directly or indirectly compete with the benefit consulting and administration business of Employer, or own, directly or indirectly, any part of or become the employee of, or otherwise render services to, any enterprise which directly or indirectly competes with the benefits consulting and administration business of Employer. Employer acknowledges that certain of the services provided by Employee in the practice of law or incidental to that practice, may overlap with the employee benefits consulting and administration business of Employer. Sections 8 and 9 will not apply to the extent of such overlap.

9. Covenant Not To Solicit. Subject to Section 1 as to the Employee's right to practice law and subject to the rules he believes are applicable to him, Employee agrees that, during the term of this Agreement and for a period of three (3) years thereafter, Employee shall not (i) solicit, encourage or advise clients serviced during the term of this Agreement, at the Office (or any other office location at which Employer operates during the term of this Agreement) to obtain or seek employee benefit consulting and administration services from any entity other than Employer, or (ii) solicit, encourage or advise any employees of Employer to terminate employment with Employer for any reason whatsoever. Employee recognizes and agrees that the limitations set forth in this Section and Section 8 are reasonable and necessary for the protection of the goodwill of the business of Employer. Employee further recognizes and agrees that a violation of any of the provisions contained in either section will cause irreparable damage to Employer, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Employer shall be entitled to an injunction without the necessity of posting bond therefor in order to restrain any further violation of such provisions. Such right to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Employer may have against Employee, including, but not limited to, the recovery of damages. As used herein, the term "client" shall include any and all clients serviced at the Office, or any other office location at which Employer operates during the term of this Agreement. Except as provided herein, the terms and conditions of this Section and Section 8 shall survive termination of this Agreement.

10. Representations and Warranties. Each party represents and warrants that he or it (i) is not subject to any restriction that would prohibit entering into this Agreement, is fully able to perform each of the terms, conditions and covenants hereof, and is not restricted or prohibited from entering into or performing any of the terms or conditions hereof; and (ii) is able to execute and perform under this Agreement without violating or breaching any agreement between said party and any other person or entity.


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         Employee acknowledges and agrees that the truth and accuracy of the representations and warranties contained herein constitute a condition precedent to Employer's obligation to provide compensation pursuant to the terms and conditions of this Agreement.

11. Indemnity. Each party hereby agrees to indemnify, defend and hold the other harmless from and against any and all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees and costs, which arise out of or relate to any material breach by such party of any of the terms or conditions of this Agreement and as provided in the remainder of this Section. Employee shall indemnify Employer (only to the extent not covered by insurance) for his acts or omissions which constitute gross negligence or an intentional wrongful act of Employee which was not authorized by the Employer. If Employer, any of its shareholders or affiliates is made a party to any litigation or obligation or otherwise incurs any loss or expense as a result of Employee's activities unconnected with Employer's business at the Office, Employee shall forthwith upon demand reimburse Employer or such individuals for any and all expenses incurred as a result thereof Employer shall indemnify, defend and hold Employee harmless with respect to or any actions taken by the course of his employment except for gross negligence or an international wrongful act not authorized by the Employer. Employer shall provide directors/officers/employees errors and ommissions or similar insurance on substantially the same basis provided any other executive, officer or director of the Employer. The terms and conditions of this Section shall survive termination of this Agreement.

12. Termination By Employer. Subject to the terms hereof, Employer shall have the right to terminate Employee's employment at any time, for any reason, with or without cause, on thirty (30) days prior written notice. Cause shall be strictly defined as (i) the death of Employee, (ii) a material failure of Employee to discharge his employment obligations as reasonably directed by Employer, (iii) conduct by Employee which is violative of law which constitutes a felony or which involves moral turpitude and conviction of the same, (iv) fraud, embezzlement or theft by Employee of funds belonging to Employer or its subsidiaries, or (v) Employee's disability for which Employer can make no reasonable accommodation. The term "disability" shall mean, for purposes of this Agreement, the inability of Employee to perform part-time duties as contemplated hereunder on account of a physical or mental condition for a period of 90 consecutive days, but shall exclude infrequent and temporary incapacity due to ordinary illness. All other terminations by Employer shall be without cause and which shall include the resignation by the Employee (unless otherwise waived by Employer or cured within a reasonable period of time by Employee) based on: (i) a material breach by Employer of its agreements or obligations hereunder or under the Stock Exchange Agreement dated 11/8/99; (ii) any non-consensual reduction (including after the Initial Term) in annual compensation payable to Employee which reduction is in excess of $15,000; (iii) any non-consensual material reduction in Employee's scope of authority; (iv) non-consensual change in the business location of Employee's services to a location outside of Broward or Palm Beach counties; or (v) any action or inaction by Employer which materially interferes or frustrates Employee's ability to perform his obligations hereunder.

         12.1 Severance. In the event the Term is not renewed, or Employee is terminated for any reason other than cause as defined herein, Employee shall be paid a severance payment equal to 100% of his then current annual Base Salary over the one year period following such termination

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and all accrued but unpaid Additional Compensation due him. If, however,
Employee voluntary terminates this Agreement in accordance with Section 13 (unless such resignation constitutes a termination without cause in Section 12 which shall then be governed by the prior sentence), or is otherwise terminated for cause, he shall receive no severance benefits but shall be paid his accrued but unpaid Additional Compensation. A termination without cause or an unwinding under Section 8 of the Stock Exchange Agreement, shall automatically extinguish the non-compete and non-solicitation provisions of Sections 8 and 9, above.

13. Termination By Employee. Employee may not terminate this Agreement prior to the end of the Initial Term. Thereafter, Employee may terminate this Agreement on thirty (30) days' prior written notice.

14. Entire Agreement, Amendment. Except as otherwise stated herein, this Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, arrangements and understandings. This Agreement may only be amended by the mutual written consent of Employer and Employee.

15. Waiver. No waiver or modification of this Agreement or any covenant, condition, or limitation herein shall be valid unless in writing and duly executed by the parties hereto, and no evidence of any waiver or modification shall affect this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed by the parties hereto. The parties hereto further agree that the provisions of this Section may not be waived except as herein set forth.

16. Assignment. Neither party may assign his or its rights or obligations hereunder provided, however, Employee is specifically authorized to delegate certain of his duties to Richard Waxman. Richard Waxman shall be entitled to all information regarding the Employer that is within Employee's knowledge.

17. Notices. All notices or other communications required or permitted hereunder shall be sent in writing to the address as set forth herein.

18. Jurisdiction/Governing Law. The parties hereto submit to the jurisdiction of the courts of the State of Florida for the purpose of resolution of any and all disputes which arise out of, or are related to, this Agreement or an alleged breach thereof. This Agreement and performance hereunder shall be construed and enforced, and all actions or proceedings arising out of or related hereto shall be conducted in accordance with the laws of the State in which such services are rendered.

19. Survival. Subject to Section 12, the provisions set forth in Sections 6, 7, 8, 9, 10, and 11 of this Agreement shall survive expiration or termination of this instrument.





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         IN WITNESS WHEREOF, the parties hereto have executed this instrument, or caused its execution by a duly authorized officer, all as of the day and year first above written.

                                "EMPLOYER"

                                COLONIAL DIRECT FINANCIAL GROUP, INC.,
                                a Delaware corporation

                                By: /s/ Rodney G. Smith
                                   -------------------------------
                                Name: Rodney G. Smith
                                Title: President
                                Address: 1499 W. Palmetto Park Rd.
                                         Suite 312
                                         Boca Raton, FL 33486

                               "EMPLOYEE"

                               /s/ Jeffrey S. Kahn
                               ---------------------------------
                                        [Signature]
                                     JEFREY S. KAHN

                               Address: 7101 Corp Blvd #226
                                        Boca Raton, FL 33431

                               SS#:     ###-##-####


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